                                                                      Exhibit 21

                         ICF KAISER INTERNATIONAL, INC.

                                9300 Lee Highway
                            Fairfax, Virginia 22031
                                 (703) 934-3600

                                                                    Jurisdiction
Wholly Owned Subsidiaries:                                         of Formation:
--------------------------                                         -------------

I.  Clement International Corporation                              Delaware


I.  Cygna Group, Inc.                                              Delaware
    II.   Liability Risk Management, Inc.                          California

I.  Global Trade & Investment, Inc.                                Delaware

I.  ICF Cannon Associates, Inc.                                    Delaware

I.  ICF Consulting Associates, Inc.                                Delaware

I.  ICF Incorporated                                               Delaware

I.  ICF Information Technology, Inc.                               Delaware
    II.   Phase Linear Systems Incorporated                        Delaware

I.  ICF Kaiser Engineers Massachusetts, Inc.                       Delaware

I.  ICF Kaiser Government Programs, Inc.                           Delaware

I.  ICF Kaiser Hanford Company                                     Delaware

I.  ICF Kaiser Holdings Unlimited, Inc.                            Delaware
    II.   Cygna Consulting Engineers and Project Management, Inc.  California
    II.   Excell Development Construction, Inc.                    Delaware
          III.   International Systems, Inc.                       Colorado
    II.   ICF Kaiser Engineers Eastern Europe, Inc.                Delaware
    II.   ICF Leasing Corporation, Inc.                            Delaware

I.  ICF Resources Incorporated                                     Delaware
    II.   ICF R G.P. No. 1, Inc.                                   Delaware
    II.   HBG Hawaii, Inc.                                         Delaware
    II.   HBG International, Inc.                                  Delaware

I.  Kaiser Engineers Pacific, Inc.                                 Nevada

I.  Monument Select Insurance Company                              Vermont

I.  Tudor Engineering Company                                      Delaware


                                 - Page 1 of 2 -      Current as of May 15, 1995

                                                  ICF KAISER INTERNATIONAL, INC.

                                                                    Jurisdiction
Wholly Owned Subsidiaries:(continued):                             of Formation:
--------------------------------------                             -------------

I.  ICF Kaiser Engineers Group, Inc.                                   Delaware
    II.   Henry J. Kaiser Company                                        Nevada
    II.   ICF Florida First, Inc.                                      Delaware
    II.   ICF Kaiser Engineers, Inc.                                       Ohio
          III.  ICF Kaiser Engineers (California) Corporation          Delaware
          III.  ICF Kaiser Engineers Corporation                       New York
          III.  ICF Kaiser Engineers of Michigan, Inc.                 Michigan
          III.  ICF Kaiser International Planning & Design, Inc.   Pennsylvania
          III.  ICF Kaiser Remediation Company                         Delaware
          III.  Kaiser Engineers Australia Pty. Limited (50%)         Australia
                IV. Kaiser Engineers (NZ) Ltd (99%)                 New Zealand
          III.  Kaiser Engineers and Constructors, Inc.                  Nevada
                IV. ICF Pty. Ltd. (50%)                               Australia
                IV. Kaiser Engineers Limited (0.02%)                       U.K.
                IV. Kaiser Engineers Australia Pty. Limited (50%)     Australia
                IV. Kaiser Engenharia de Portugal Limitada (50%)       Portugal
                IV. Kaiser Engineers (NZ) Ltd (1%)                  New Zealand
                IV. Kaiser Engineers Pty. Ltd. (50%)                  Australia
                IV. Kaiser Ingenieria de Chile Limitada (51%)             Chile
          III.  Kaiser Engineers International, Inc.                     Nevada
                IV. ICF Pty. Ltd. (50%)                               Australia
                IV. Kaiser Engenharia de Portugal Limitada (50%)       Portugal
                IV. Kaiser Engineers Pty. Ltd. (50%)                  Australia
                IV. Kaiser Ingenieria de Chile Limitada (49%)             Chile
          III.  Kaiser Engineers Limited (99.98%)                          U.K.
                IV. Kaiser Engineers Technical Services Limited
                     (75%)                                               Cyprus
                IV. Kaiser Engineers (UK) Limited (50%)                    U.K.
          III.  Kaiser Engineers (UK) Limited (50%)                        U.K.
                IV. Kaiser Engineers Technical Services Limited
                     (25%)                                               Cyprus
          III.  Kaiser Engenharia e Constructoes Limitada                Brazil
          III.  KE, Inc.                                            Philippines
          III.  KE, Inc. (dba in Massachusetts:  Kaiser Engineers
                 Co.)                                                  Delaware
          III.  KE Services Corporation                                Delaware
          III.  La Compagnie Henry J. Kaiser Company (Canada)
                 Ltee.                                                   Canada
          III.  Overseas Constructors & Engineers, Inc.                Delaware
          III.  PCI Operating Company, Inc.                            Delaware
          III.  Temporary Engineering Services, Inc.                   Delaware
    II.   ICF Technology Incorporated                                  Delaware
    II.   International Waste Energy Systems, Inc.                     Delaware
    II.   KE Livermore, Inc.                                           Delaware

                                 - Page 2 of 2 -     Current as of May 15, 1995